Kevin B. Kirkendall

Certified Public Accountant
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November 18, 2002


Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549


Dear Sirs,

Pursuant to Item 304(a)(3) I have no disagreements with the statements made by the issuer in the Changes in and Disagreements with Accountants on Accounting and Financial Disclosure section of the 6th amendment of the SB-2/A of T-Plex Technologies, Inc.

Very truly yours,


/s/ Kevin Kirkendall

Kevin B. Kirkendall, CPA


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    Telephone:(702) 313-1560   Facsimile: (702) 313-1617